Exhibit 99.2

GENIUS BRANDS INTERNATIONAL

FACT SHEET

ABOUT GENIUS BRANDS INTERNATIONAL (OTCQB: GNUS)





1. Headquartered in Beverly Hills, California, Genius Brands International, Inc. (OTCQB: GNUS) is a publicly traded global brand management company that creates and licenses multimedia content.
2. Led by award-winning creators and producers, the company distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. In the children's media sector, GBI's portfolio features "content with a purpose" for toddlers to tweens, which provides enrichment as well as entertainment.
3. Officially launched three new properties - *SpacePOP* currently available YouTube, *Llama Llama* to be distributed on Netflix, and *Stan Lee's Cosmic Crusaders* in association with The Hollywood Reporter to premiere at ComicCon. Each comes with existing licensees and retailers.
4. New properties join our existing properties *Baby Genius, Thomas Edison's Secret Lab*, and *Warren Buffett's Secret Millionaires Club*.
5. Diverse portfolio of high-value brands with strong competitive niche and differentiation from competitors.
6. IP expansion has set stage for rapid growth under a low risk operating model.
7. Risk averse model doesn't greenlight properties until cost of production is 75% pre-sold.
8. Kid Genius on Comcast (Genius Brands' own recently launched proprietary kids channel) combines the power values of a channel in its own right AND the ability to promote Genius Brands' programs. Channels are hard to come by, and they are worth a lot. Currently in 21 million homes and rollout plans to reach 60 million homes in Q4 2016.
9. Highly accomplished management team coming from Walt Disney Company, Hasbro Toys, McDonald's, with a track record of working on numerous instantly recognizable and lucrative brands (*Ghostbusters, Lion King, Inspector Gadget, Strawberry Shortcake, Care Bears, Alvin and the Chipmunks, Hello Kitty, Super Mario Brothers, Sonic the Hedgehog, Where's Waldo, Street Sharks, Furby, Captain Planet*, among others).
10. Highly respected independent Board of Directors.
11. Tiffany partnerships across broadcasting, licensees, and retail worldwide and seven brands coming to market in 2016/2017.

OVERVIEW OF BRANDS (CLICK ON BRAND IMAGE TO VIEW MATERIALS)

© 2016 Genius Brands International, Inc. All rights reserved.

Updated: July 2016

© 2016 Genius Brands International, Inc. All rights reserved. Updated: July 2016 FACT SHEET ABOUT GENIUS BRANDS INTERNATIONAL (OTCQB: GNUS) 1. Headquartered in Beverly Hills, California, Genius Brands International, Inc. (OTCQB: GNUS) is a publicly traded global brand management company that creates and licenses multimedia content. 2. Led by award-winning creators and producers, the company distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. In the children’s media sector, GBI’s portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment. 3. Officially launched three new properties – SpacePOP currently available YouTube, Llama Llama to be distributed on Netflix, and Stan Lee’s Cosmic Crusaders in association with The Hollywood Reporter to premiere at ComicCon. Each comes with existing licensees and retailers. 4. New properties join our existing properties Baby Genius, Thomas Edison’s Secret Lab, and Warren Buffett’s Secret Millionaires Club. 5. Diverse portfolio of high-value brands with strong competitive niche and differentiation from competitors. 6. IP expansion has set stage for rapid growth under a low risk operating model. 7. Risk averse model doesn’t greenlight properties until cost of production is 75% pre-sold. 8. Kid Genius on Comcast (Genius Brands’ own recently launched proprietary kids channel) combines the power values of a channel in its own right AND the ability to promote Genius Brands’ programs. Channels are hard to come by, and they are worth a lot. Currently in 21 million homes and rollout plans to reach 60 million homes in Q4 2016. 9. Highly accomplished management team coming from Walt Disney Company, Hasbro Toys, McDonald’s, with a track record of working on numerous instantly recognizable and lucrative brands (Ghostbusters, Lion King, Inspector Gadget, Strawberry Shortcake, Care Bears, Alvin and the Chipmunks, Hello Kitty, Super Mario Brothers, Sonic the Hedgehog, Where’s Waldo, Street Sharks, Furby, Captain Planet, among others). 10. Highly respected independent Board of Directors. 11. Tiffany partnerships across broadcasting, licensees, and retail worldwide and seven brands coming to market in 2016/2017. OVERVIEW OF BRANDS (Click on BRAND IMAGE TO VIEW MATERIALS) © 2016 Genius Brands International, Inc. All rights reserved. Updated: July 2016 FACT SHEET OTHER RELEVANT POINTS • CEO recently bought $500,000 shares at $1/share and acquired 238,683 shares at $1.72/share in satisfaction of certain short-term advances. • Company adopted an incentive compensation for officers, directors, employees, and consultants to purchase common shares. • We believe the stock is currently dramatically undervalued. • The recent acquisition of DreamWorks Animation by NBCUniversal highlights the value of companies that successfully create timeless animated properties. LAST 12 CEO NEWSLETTERS Link to newsletters WARREN BUFFETT INTERVIEW CLIP Warren Buffett was featured on FOX Business, where he emphasized the importance of teaching kids finance. Click the video on the left to watch the interview. KID GENIUS - ANDY HEYWARD INTRO MOCK SHARE OF GBI STOCK Promo clip GBI Stock Certificate LINKS TO WEBSITES AND APPS • SpacePOP spacepopgirls.com YouTube Channel • Kid Genius kidgeniustv.com • Thomas Edison’s Secret Lab edisonsecretlab.com App (iTunes) App (Android) • Baby Genius babygenius.com App (iTunes) App (Android) • Secret Millionaires Club smckids.com • Llama Llama llamallamabook.com RESEARCH FROM CHARDAN WITH PRICE TARGET OF $3.50 “Initiating Coverage with Buy Recommendation” by Chardan Capital Markets, LLC Certain statements in this report constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of report. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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